EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Emmaus Life Sciences, Inc. (formerly MYnd Analytics, Inc.) of our report dated March 21, 2019, relating to the consolidated financial statements of EMI Holding, Inc. and Subsidiaries (formerly Emmaus Life Sciences, Inc.) appearing in the Annual Report on Form 10-K of EMI Holding, Inc. for the year ended December 31, 2018.

/s/ SingerLewak LLP

Los Angeles, California

September 11, 2019